UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2011

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10188 Telesis Court, Suite 222 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 882-9500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Amended and Restated Stock Purchase, Representation, Warranty and Indemnity Agreement

On February 17, 2011, Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) of which Pacific Office Properties Trust, Inc. (the “Company”) is the sole general partner, entered into an Amended and Restated Stock Purchase, Representation, Warranty and Indemnity Agreement (the “Amended SPRWI Agreement”) with Jay H. Shidler, JRI Equities II, LLC, a California limited liability company (“JRI Equities II”), MJR Equities, LLC, a California limited liability company (“MJR Equities”), Lawrence J. Taff and James C. Reynolds (collectively, the “Advisor Sellers”).  Mr. Shidler is the chairman of the Company’s Board of Directors.  JRI Equities II is controlled by James R. Ingebritsen, the Company’s President and Chief Executive Officer.  MJR Equities is controlled by Matthew J. Root, the Company’s Chief Investment Officer.  Mr. Taff is the Company’s Executive Vice President.  Mr. Reynolds is the beneficial owner of more than 5% of the Company’s common stock.

Under the Amended SPRWI Agreement, each of the Advisor Sellers agreed to sell to the Operating Partnership, and the Operating Partnership agreed to purchase, all of each Advisor Seller’s shares of common stock (“Advisor Shares”) of Pacific Office Management, Inc., a Delaware corporation and the Company’s external advisor (the “Advisor”).  The purchase and sale of the Advisor Shares was completed on February 23, 2011 and deemed effective as of February 1, 2011.  The aggregate purchase price for the Advisor Shares was $25,000.  The closing of the purchase and sale of the Advisor Shares resulted in the Advisor becoming a wholly owned subsidiary of the Operating Partnership and the internalization of the Company’s management (the “Internalization”).

Amended and Restated Stock Purchase Agreement

On February 17, 2011, in connection with the Internalization, the Company entered into an Amended and Restated Stock Purchase Agreement (the “Amended PVPS Stock Purchase Agreement”) with the Advisor and Pacific Office Holding, Inc., a Delaware corporation owned and controlled by Messrs. Shidler, Ingebritsen, Root, Taff and Reynolds (“Pacific Office Holding”).  Under the Amended PVPS Stock Purchase Agreement, Pacific Office Holding agreed to purchase from the Advisor, and the Advisor agreed to sell to Pacific Office Holding, the Company’s one outstanding share of Proportionate Voting Preferred Stock (the “PVPS”).  The PVPS entitles its holder to vote together with the holders of the Company’s common stock as a single class on all matters on which the common stockholders are entitled to vote.  The number of votes that the holder of the PVPS is entitled to cast is currently 46,173,693, which represents the total number of shares of the Company’s common stock issuable upon redemption for shares of the Common Units and Preferred Units of the Operating Partnership issued in connection with the Company’s formation transactions in March 2008.  This number will decrease to the extent that these Operating Partnership units are redeemed for shares of common stock in the future. The number will not increase in the event of future unit issuances by the Operating Partnership.  Pacific Office Holding has agreed to vote the PVPS as directed by POP Venture, LLC, the holder of these Operating Partnership units.  The purchase and sale of the PVPS was completed immediately prior to the purchase and sale of the Advisor Shares pursuant to the Amended SPRWI Agreement.  The purchase price for the PVPS was $100.

Amended and Restated Agreement to Terminate Advisory Agreement

On February 17, 2011, in connection with the Internalization, the Company, the Operating Partnership and the Advisor entered into an Amended and Restated Agreement to Terminate Advisory Agreement (the “Amended Termination Agreement”).  Under the Amended Termination Agreement, the parties agreed to terminate the Amended and Restated Advisory Agreement dated March 3, 2009 (as amended, the “Advisory Agreement”), effective as of February 1, 2011.

Item 1.02.	Termination of a Material Definitive Agreement.

The information disclosed under the heading “Amended and Restated Agreement to Terminate Advisory Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: February 24, 2011	By:	/s/ Michael C. Burer
Michael C. Burer
Chief Financial Officer